Exhibit 10.18

Dated the 10th day of February 2022

Between

MobilityOne Sdn. Bhd,

And

TFP Solutions Berhad

WHITE LABEL AGREEMENT

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THIS AGREEMENT is made on 10th day of February 2022.

BETWEEN:

TFP SOLUTIONS BERHAD (Company No. 200701015543 (773550-A), a company incorporated in Malaysia and having its registered office at Level 5, Block B Dataran PHB Saujana Resort, Section U2 40150 Shah Alam, Selangor (“TFP”), of the one part;

AND

MOBILITYONE SDN. BHD. (Company No. 200201033972 (601637-T), a company incorporated in Malaysia and having its business office at Wisma LMS, No.6 Jalan Abdul Rahman Idris Kg. Baru, 50300, Kuala Lumpur (“MobilityOne”), of the other part.

Each a “Party” and collectively the “Parties”.

IT IS HEREBY AGREED AS FOLLOWS:-

Recitals:

A.	MobilityOne has the approval from Bank Negara Malaysia (BNM) to issue electronic money under its scheme known as “eMoney”, for purchases of goods and services by the Consumers (as defined herein) from the Merchants (as defined herein).

B.	MobilityOne will provide a complete White-Label E-Money platform and will issue and operate TFP or its subsidiaries’ closed loop E-Money identification card for its customers, members or business associates.

C.	All E-Money accounts and details within the white-label system will be owned and managed by MobiltyOne.

D.	TFP or its subsidiaries will be responsible for marketing for the E-Money services.

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NOW, THEREFORE, in consideration of these promises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Definition:

1.1	Definitions

In this Agreement, the following words and expression shall have the following meanings unless the context otherwise requires:

“BNM”	means Bank Negara Malaysia, a body corporate established under the Central Bank of Malaysia Act, 1958 of Jalan Dato’ Onn, 50480 Kuala Lumpur, Wilayah Persekutuan;

“Business Day”	means a day (other than a Saturday, Sunday or public holiday) on which banks are open for business in the Federal Territory of Kuala Lumpur;

“Companies Act”	means the Companies Act, 2016 of Malaysia;

“Parties”	means collectively, TFP (and any of its subsidiaries) and MobilityOne (and any of its subsidiaries), and “Party” shall mean any of them;

“Subscribers”	means the consumers registered with MobilityOne as Consumers of the eMoney and who have deposited money with MobilityOne in exchange for the issuance of electronic money for the payment of goods, products and services to be purchased by such consumers under the eMoney;

“Term”	means the duration of this Agreement as stated in Clause 3.1;

“this Agreement”	means this Agreement (and includes amendments, modifications and supplements hereto from time to time and any document which amends, modifies or supplements this Agreement, by mutual agreement of the Parties in writing);

“Trust Account”	means the trust account opened at a licensed licensed commercial bank and operated by a trustee bank; and

“Trust Monies”	means all monies deposited and maintained in the Trust Account.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:-

(a)	the clause headings contained in this Agreement are for convenience only and do not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa;

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(c)	words importing a gender include any gender;

(d)	an expression importing a natural person includes any corporation or other body corporate, partnership, association, public authority, two or more persons having a joint or common interest, or any other legal or commercial entity or undertaking;

(e)	a reference to a party to a document includes that party’s successors and permitted assigns;

(f)	any part of speech or grammatical form of a word or phrase defined in this Agreement has a corresponding meaning;

(g)	a warranty, representation, undertaking, indemnity, covenant or agreement on the part of two or more persons binds them jointly and severally;

(h)	any reference to “writing” or cognate expressions includes a reference to electronic, facsimile transmission or comparable means of communications and includes such notice or communication given in accordance with Clause 15;

(i)	reference to clauses, schedules, paragraphs, annexures or appendices are references to the clauses or schedules in or paragraphs, annexures or appendices to this Agreement;

(j)	any agreement, notice, consent, approval, disclosure or communication under or pursuant to this Agreement shall be in writing;

(k)	words denoting an obligation on a party to do an act, matter or thing includes an obligation to procure that it be done and words placing a party under a restriction include an obligation not to permit an infringement of the restriction;

(l)	the words “hereto”, “herein”, “hereinafter”, “hereinbefore”, “hereof’, “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;

(m)	reference to a document shall include references to any sort of document whether paper or paperless and expressed, described or transcribed on any substance either with alphabets, figures, symbols and/or marks;

(n)	no rule for the construction or interpretation of contracts shall apply to the disadvantage of either party for the reason that that party was responsible for the preparation of this Agreement or any part of it;

(o)	any reference to the provisions of any legislation made thereunder includes any statutory modification, amendment, revision, replacement or re-enactment thereof;

(p)	any reference to a date or time is a reference to that date or time at Malaysia;

(q)	where the day on or by which anything is to be done is a Saturday or Sunday or a public holiday in Kuala Lumpur, in the place in which that thing is to be done, then that thing shall be done on the next succeeding Business Day; and

(r)	the Schedules to this Agreement shall be deemed to be incorporated into and form part of this Agreement, but in the case of any inconsistency, the main body of this Agreement shall prevail.

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2. Roles & Responsibilities

2.1	TFP hereby acknowledge, confirms and agree to collectively work to achieve the following within the Term of this Agreement:-

(a)	Shall be responsible for all equipment related to the E-Wallet service, and will ensure that the equipment is not tampered by unauthorized person.

2.2	MobilityOne hereby acknowledge, confirms and agree to collectively work to achieve the following within the Terms of this Agreement:-

(a)	To provide and operate an E-Wallet service;

(b)	To ensure that a valid Large E-Money Operator license is maintained with Bank Negara Malaysia throughout the term;

(c)	Shall make available all related equipment pertaining to the operations of the E-Wallet service, be it chargeable or part of the system.

3. Term

3.1	The duration for this agreement is for one year from the date of this Agreement and automatic renewal on a yearly basis, until terminated by either party by giving 3 months’ notice in writing.

4. Area of Service

4.1	The area of service is within Malaysia.

5. Operational Obligations

5.1	As in the term of the approval by BNM for all E-Money Operators, MobilityOne will maintain a trust account established in accordance with the Trustee Act 1949. All deposits collected from the white-label E-Money system will be deposited in a trust account.

5.2	Any release of the Trust Monies, by the Trustee will be made subject to any applicable laws including any Malaysian exchange control requirements.

5.3	MobilityOne shall provide the TFP a monthly report showing the total revenue generated by each outlet, and a consolidated revenue report within 3 business days of the following month.

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6. Non-Disclosure

6.1	Proprietary Information shall mean all information about either party’s business, technical information, customers, operations, records, unless the information is deemed as public knowledge at the time of disclosure by the Disclosing Party.

6.2	Unless permission is granted by the Disclosing Party or required by the court of law, the Receiving Party shall hold in confidence and shall not disclose to any person outside its organization, any Proprietary Information.

7. Representations and Warranties

7.1	MobilityOne represents and warrants as follows:

7.1.1	it is duly established and existing under the laws of Malaysia and it has the power and authority to enter into the business in which it is or proposes to be engaged; and

7.1.2	it has full legal rights, authority, consent, approvals and power to enter into this Agreement and to exercise its rights and perform its obligations under this Agreement; and

7.1.3	this Agreement constitutes the legal, valid and binding obligations of MobilityOne enforceable in accordance with its terms.

7.2	TFP represents and warrants as follows:

7.2.1	it is duly established and existing under the laws of Malaysia and it has the power and authority to enter into the business in which it is or proposes to be engaged; and

7.2.2	this Agreement constitutes the legal, valid and binding obligations of TFP enforceable in accordance with its terms.

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8. Termination

8.1	MobilityOne may terminate this Agreement by giving TFP three (3) months written notice or such shorter period to be agreed by the Parties.

8.2	MobilityOne may terminate in writing under any of the following circumstances:

(i)	TFP ceases to exist;

(ii)	MobilityOne ceases to be licensed under the Financial Services Act 2013 by BNM;

(iii)	MobilityOne no longer provides the e-money services; or

(iv)	due to government or regulatory authority action or requirement.

8.3	Upon the giving or receiving of the notice of termination:

(a)	TFP shall pay to MobilityOne all fees and charges then payable to MobilityOne under and pursuant to this Agreement;

(b)	MobilityOne shall refund all E-MONEY subscribers within thirty (30) Business Days upon receipt of the notice of termination; and

(c)	neither MobilityOne nor TFP shall have any claim against each other save in respect of any antecedent breach of any provision of this Agreement.

8.4	All provisions of this Agreement which by their nature should survive the termination of this Agreement shall survive the termination of this Agreement for any reason whatsoever.

9. Remuneration of the Operator

9.1	In consideration of MobilityOne being the white-label E-Money operator, TFP agrees to pay MobilityOne such fees and charges as set out in Annexure A.

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9.2	If any of the fees and charges remain outstanding after they have become due and payable and without prejudice to MobilityOne’s rights arising by operation of law, MobilityOne reserves the right to immediately cease work until all monies due to MobilityOne are paid in full or to immediately cease work and to resign from the appointment subject to three (3) months’ notice where MobilityOne’s sole responsibility would be to return the monies standing to the credit of all E-Money subscribers. MobilityOne shall not be responsible for any loss or damages that TFP may incur, or any claims, actions or any other consequences which may arise as a result of or in relation to MobilityOne’s cessation or resignation based on the foregoing reasons.

10. General Indemnity of the Operator

10.1	TFP agrees to indemnify MobilityOne in respect of all liabilities and expenses incurred by it or by any person appointed by it or to whom any trust, duty, right, power, authority or discretion may be delegated by it in the execution of any of the trust, duties, rights, powers, authorities or discretions vested in it by this Agreement, and against all losses, liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Agreement (save and except where such losses, liabilities, expenses, actions, proceedings, costs, claims and demands are incurred or arise as a result of the negligence, willful default or failure to exercise reasonable degree of care and diligence on the part of MobilityOne).

10.2	TFP hereby agrees that MobilityOne shall not be liable for any indirect and unforeseeable, consequential or any loss whatsoever, or however arising or by reason of the exercise of the duties of MobilityOne in accordance with the terms of this Agreement.

11. Modification

11.1	No modification, variation or amendment of this Agreement shall have any legal effect and force unless such modification, variation or amendment is in writing and signed by all the Parties.

12. Waiver

12.1	No waiver (whether express or implied) by any Party of any of the provisions of this Agreement or of any breach of or default by the either Party in performing any of those provisions shall constitute a continuing waiver of this Agreement or of any breach or default, and no such waiver shall prevent the first mentioned Party from enforcing any of the other provisions of this Agreement or from terminating such waiver or from subsequently acting upon or enforcing the said provisions or any subsequent breach or default by the other Party of the said provisions or any of the other provisions of this Agreement.

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13. Reorganization of the Operator

13.1	If MobilityOne desires to reorganize, reconstitute or merge into any other company, or corporation (whether in the same or any other jurisdiction), the merged or resulting entity shall succeed MobilityOne under this Agreement and this Agreement shall ensure to the benefit of any successor-in-title of MobilityOne provided that such merged or resulting entity is an E-Money licensee of Bank Negara Malaysia under the Payment Systems Act 2003.

14. Invalidity and severability

14.1	If any provisions of this Agreement is or may become under any written law, or is found by any court or administrative body or competent jurisdiction to be illegal, void, invalid, prohibited or unenforceable, then –

(a)	such provision will be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability or breach of such written law;

(b)	the remaining provisions of this Agreement will remain in full force and effect; and

(c)	the Parties hereof must use their respective best endeavours to negotiate and agree to a substitute provision which is valid arid enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable term, condition, stipulation, provision, covenant or undertaking.

15. Communications

15.1	Unless otherwise stated in this Agreement, all notices and documents required to be given under this Agreement and all other communications between the patties hereto with respect to this Agreement shall be in writing and may, at the option of the sender, be sent by hand, registered post, courier or other postal service or facsimile to the addresses or numbers (or to such other addresses or numbers as notified by the parties hereto in accordance with this Clause).

16. Governing law

16.1	This Agreement is governed by and is to be construed in all respects in accordance with the laws of Malaysia and the parties hereby submit to the exclusive jurisdiction of the Courts of Malaysia in all matters connected with the obligations and liabilities of the parties under this Agreement.

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17. Force Majeure

17.1	Each Party shall not be deemed to be in default under this Agreement, or shall not be liable to the other Party, for failure to perform any of its obligations under this Agreement, if such failure results from any event or circumstance beyond that Party’s reasonable control, including, without limitation, any natural disasters, riots, war, civil commotions, labour disputes, failures or fluctuations in telecommunications or electronic equipment or lines or other equipment failure, or other action by any government or semi-government authorities or embargoes.

18. Privacy Laws

18.1 Personal Data Protection Act 2010

(a)	Each party shall comply and procure the compliance with the provisions of the Personal Data Protection Act 2010 and any relevant code of practice or guidelines or regulation issued from time to time, in the performance of its obligations under this Agreement.

(b)	TFP hereby consent to, authorises and confirms that it has duly obtained the consent and authority of its directors, shareholders, authorised signatories and officers to provide the personal data (as defined under the Personal Data Protection Act, 2010) as required by MobilityOne for use in accordance with this Agreement at their discretion, without further reference to LUSB, its director^, shareholders, authorised signatories and officers; and where ‘applicable, TFP has updated MobilityOne in writing of any change to the personal data relating to TFP’s directors, shareholders, authorised signatories and officer, for MobilityOne:

(i)	to be provided with any information (inclusive of relevant personal information of the said directors, shareholders, officers, guarantors and/or relevant persons) as may be required by MobilityOne for use in accordance with relevant terms and conditions and for the purpose of providing E-Money services herein this Agreement; and

(ii)	to carry out the necessary reference checks including but not limited to credit reference/reporting checks to further ascertain the status of TFP and its subsidiaries, directors, shareholders, officers, guarantors and/or such other relevant persons.

at MobilityOne’s sole discretion without further reference to TFP, its subsidiaries, directors, shareholders, officers, guarantors and/or relevant persons.

(c)	TFP shall update MobilityOne in writing should there be any changes to the personal and financial information relating to the said directors, shareholders, officers, guarantors and/or relevant persons. Should the said consent and/or authority be subsequently revoked by any of the said directors, its shareholders, officers, guarantors and/or relevant persons, TFP agrees that MobilityOne shall have the right to terminate in accordance with this Agreement.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representative, the day and year first above written.

SIGNED BY for and on behalf of TFP SOLUTIONS BERHAD	) ) )
/s/ Dato’ Hussian A. Rahman
		Name:	Dato’ Hussian A. Rahman
		Designation:	Director

In the presence of:

/s/ Dominic Seah
Name:	Dominic Seah

SIGNED BY for and on behalf of MOBILITYONE SDN. BHD	) ) )
/s/ Derrick Chai Kah Wai
		Name:	Derrick Chai Kah Wai
		Designation:	Chief Operating Officer

In the presence of:

/s/ Dominic Seah
Name:	Dominic Seah

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Annexure A

No.	Description	Complete Information

1	Agreement Date	9th February 2022

2.	Service Method	White label E-Money services

3.	Services Charges:	Sales and Service Tax (SST) is not included.
	I. Card charges	To be determined from time to time based on MobilityOne’s market rate
	II. Refundable Deposit For Terminal	To be determined from time to time based on MobilityOne’s market rate
	III. Merchant Discount Rate (MDR)	1% from total sales payment

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